SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                 April 7, 2003

PACER TECHNOLOGY
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

0-8864	77-0080305
(Commission File No.)	(IRS Employer Identification No.)

9420 Santa Anita Avenue, Rancho Cucamonga California 91730
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:                (909) 987-0550

Not Applicable
(Former Name or Former Address if Changed Since Last Report

Item 5.    Other Events and Regulation FD Disclosure.

On April 7, 2003, Pacer Technology, a California corporation (“Pacer” or the “Company”), announced that it has received a preliminary proposal from CYAN Investments, LLC (“CYAN”), to acquire all of the outstanding shares of common stock of Pacer not already owned by CYAN for $6.00 per share in cash. CYAN has informed Pacer that its proposal will expire if it is not accepted by April 23, 2003. A copy of such press release is attached hereto as Exhibit 99.1 and by this reference made a part hereof. According to a filing made by CYAN with the Securities and Exchange Commission, Cyan is owned by E.T. Gravette, a former member of the Board of Directors of Pacer, and G. Jeffrey Records, Jr. and currently beneficially owns 749,260 shares, or 25.7%, of Pacer’s common stock.

As was reported in Pacer’s press release, Pacer’s Board of Directors has formed a Special Committee comprised solely of independent directors, who are Carl E. Hathaway and John G. Hockin, II, to review the CYAN proposal and consider courses of action that might be available to Pacer as alternatives to that proposal. Mr. Hathaway will serve as Chairman of the Committee, which will be retaining an investment banking firm to provide financial advisory services to it in connection with its review.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1: Press Release dated April 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER TECHNOLOGY

Date: April 8, 2003	By:	/s/ Laurence R. Huff
Laurence R. Huff Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

EXHIBIT	DESCRIPTION
99.1	Press Release issued on April 7, 2003 announcing receipt of an acquisition proposal from CYAN Investment LLC, an investment group led by E. T. Gravette, a former board member of the Company.

E-1